SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHECKERS DRIVE-IN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600

Tampa, Florida 33607

May 2, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc. The Meeting will be held May 28, 2003 at 9:00 a.m., Eastern Daylight Savings Time, at the Tampa Double Tree Hotel, located at 4500 West Cypress Street, Tampa, Florida.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting. We will also report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

Brian R. Doster

Brian R. Doster

Secretary

CHECKERS DRIVE-IN RESTAURANTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 28, 2003

Notice is hereby given that the Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc., a Delaware corporation, will be held at the Tampa Double Tree Hotel located at 4500 West Cypress Street, Tampa, Florida, on May 28, 2003 at 9:00 a.m. Eastern Daylight Savings Time for the following purposes:

1.	To elect two Directors to serve until the Annual Meeting in 2006, until their successors are elected and qualified or until their earlier resignation, removal from office or death;

2.	To ratify and approve the appointment of KPMG LLP as the Company’s independent auditors for fiscal 2003; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2002 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on April 11, 2003 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at Checkers Drive-In Restaurants, Inc., at 4300 West Cypress Street, Suite 600, Tampa, Florida 33607.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

By order of the Board of Directors,

Brian R. Doster

BRIAN R. DOSTER

Secretary

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600

Tampa, Florida 33607

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors and management of Checkers Drive-In Restaurants, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2003 Annual Meeting of Stockholders, which will be held on May 28, 2003 at 9:00 a.m., at the Tampa Double Tree Hotel located at 4500 West Cypress Street, Tampa, Florida (the “Meeting”).

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

The close of business on April 11, 2003, has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting (“Stockholders”). As of March 24, 2003, 12,274,486 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) were outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on April 11, 2003, on all matters that come before the Meeting.

The affirmative vote of the majority of the votes cast at the Meeting will be required for the election of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be treated as voted with respect to the Directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against such other matters.

In accordance with the rules of the NASDAQ National Market, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileged of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. If a broker indicated that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is May 2, 2003.

ELECTION OF DIRECTORS

There are currently six seats on the Board of Directors, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The terms of office of two of the Company’s Directors, David Gotterer and Burt Sugarman, will expire at the Meeting. The Company’s Certificate of Incorporation requires that the Board of Directors be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. The Board of Directors unanimously recommends that you vote “FOR” the election of Messrs. Gotterer and Sugarman as Directors, to hold office until the Company’s annual meeting in 2006 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. See “Management—Directors and Executive Officers” and Security Ownership of Management and Others” for further information on each nominee. Stockholders may vote for up to two nominees. Stockholders may not vote cumulatively in the election of Directors.

MANAGEMENT

The following table sets forth the names and ages of the Directors and executive officers of the Company and the positions they hold. Executive officers serve at the pleasure of the Board of Directors.

Directors and Executive Officers

Name	Age	Position
Peter C. O’Hara	47	Chairman of the Board of Directors (term expiring in 2005)
Daniel J. Dorsch	50	President, Chief Executive Officer and Director (term expiring in 2005)
Terry N. Christensen	62	Director (term expiring in 2004)
Willie D. Davis	68	Director (term expiring in 2004)
David Gotterer	74	Director (term expiring in 2003) Nominee for Director with term expiring in 2006
Burt Sugarman	64	Director (term expiring in 2003) Nominee for Director with term expiring in 2006

Directors

PETER C. O’HARA has served as a director since June 1998, as Chairman of the Board since December 2002 and Vice Chairman from September 1999 to December 2002. He has served as president of Capital Management of L.I., N.Y., Inc. since March of 1994. Capital Management of L.I., N.Y., Inc. was a Checkers franchise area developer for Long Island, New York through October 2001.

DANIEL J. DORSCH has served as the Chief Executive Officer, President and a director since December 1999. Mr. Dorsch was also Chief Executive Officer and President of Jordan, Nicholas, Elliott, Inc. from November 1993 to November 1999 in Tampa, Florida, a multi-unit franchise owner for Papa John’s Pizza. Since 1994, Mr. Dorsch has also owned and operated franchises with Honda, Kawasaki, Yamaha, Suzuki, & Seadoo.

TERRY N. CHRISTENSEN has served as a director since November 1996. Mr. Christensen has been a partner in the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP since May 1988. Mr. Christensen is a director of GIANT GROUP, LTD. and MGM Mirage. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP performed legal services for us in 2002 and 2001. Such services have related to litigation, compliance with securities laws and other business matters.

WILLIE D. DAVIS has served as a director since August 1999. Mr. Davis has been the President and a director of All-Pro Broadcasting, Inc., a holding company operating several radio stations, for more than the past five years. Mr. Davis currently also serves on the board of directors of Sara Lee Corporation, K-Mart Corporation, Dow Chemical Company, Metro-Goldwyn-Mayer Inc., MGM Mirage, Basset Furniture Industries, Incorporated and the Strong Fund.

The following two individuals were members of the board of directors during the Company’s 2002 fiscal year whose terms expire at the Meeting and who are standing for re-election:

BURT SUGARMAN has served as a director since June 1997. Mr. Sugarman has been the Chairman of the Board, President and Chief Executive Officer of GIANT GROUP, LTD. for the past five years and also served as a director of Santa Barbara Restaurant Group until its merger with CKE Restaurants, Inc. Mr. Sugarman served as Chairman of the Board of Rally’s Hamburgers, Inc. from November 1994 to October 1997.

DAVID GOTTERER has served as a director since August 1999. Mr. Gotterer has been a partner in the accounting firm of Mason & Company, LLP, New York, New York, for more than the past five years. Mr. Gotterer is a director and Vice Chairman of GIANT GROUP, LTD.

Executive Officers

Set forth below is a description of the business experience and the ages of our executive officers, other than Mr. Dorsch, whose experience is described above. Executive officers serve at the discretion of our Board of Directors.

STEVE COHEN (51) has served as our Senior Vice President of Human Resources since December 1997. From May 1995 to December 1997, Mr. Cohen was the Field Human Resources Manager for EZCorp in Austin, Texas.

DAVID G. KOEHLER (45) has served as our Chief Financial Officer, Vice President of Finance and Treasurer since August 2001. Mr. Koehler is a certified public accountant with over 17 years of experience in Accounting, Investment Banking, Corporate Finance, and Information Technology. Previously he was Vice President of Finance at Pinnacle Towers from 1999 to 2001, and Chief Financial Officer of Fauquier Bank from 1994 to 1999. Additionally, he worked in PricewaterhouseCoopers LLP’s and Ernst & Young’s consulting practices.

ADAM NOYES (33) has served as Vice President of Operations and Purchasing since August 2000. He served as Vice President of Purchasing and Quality Assurance from October 1998 to August 2000. He was Senior Director of Purchasing from May 1998 to September 1998 and Director of Purchasing from June 1996 to April 1998. Prior to this, Mr. Noyes served Checkers in the capacity of restaurant support services from April 1991 to May 1996.

KEITH SIROIS (51) has served as Vice President of Franchise Operations since September 1999. From September 1998 to September 1999, he served as Checkers’ Director of Franchise Operations. Mr. Sirois served as a franchise business consultant with Checkers from August 1996 to September 1998. From March 1992 to September 1996, Mr. Sirois served as Vice President of Franchise Operations for Heartwise Express, Inc. in Chicago, Illinois.

RICHARD TURER (41) has served as Vice President of Marketing since September 1999. From July 1998 to September 1999, Mr. Turer served as Director of Marketing for Checkers and Rally’s brands. From May 1995 to July 1998, he was self-employed and operated Mill House McCabe, a marketing and promotional company, in Sparta, New Jersey.

BRIAN R. DOSTER (44) has served as Vice President, Corporate Counsel and Secretary since November, 2000. He served previously as Assistant General Counsel and Assistant Secretary of Checkers since April 1999 and September 1999, respectively. From November 1985 to April 1999, he was a corporate attorney for Amoco Corporation in Chicago, Illinois. Mr. Doster is also a Director of Tampa Community Health Centers, Inc., a not for profit provider of health services, since January 2002.

No family relationships exist between any of the directors and the executive officers of the Company. There are no arrangements or understandings between any director and any other person concerning service or nomination as a director.

The Board of Directors held six meetings during 2002. In 2002, each incumbent Director, except Mr. Christensen, attended at least 75% of the meetings of the Board of Directors and of each committee of which he was a member. Mr. Christensen attended four of the six meetings during 2002. The Chairman and other Board members periodically communicate with one another during the year regarding Company business in between meetings.

Committees of the Board of Directors

The Board of Directors has Executive, Audit, Compensation and Stock Option and Nomination Committees.

During 2002, the Audit Committee consisted of Ronald B. Maggard (prior to stepping down), Willie D. Davis, David Gotterer and Peter O’Hara. The Committee held four meetings. The Audit Committee recommends the appointment of the independent auditors of the Company, discusses and reviews the scope and fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews and approves non-audit services of the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties. During the year, the Board examined the composition of the Audit Committee. Based upon this examination, the Board confirmed that all members of the Audit Committee are “independent” within the meaning of the listing standards of the NASDAQ Stock Market. In addition, the Committee reviewed its Charter and declared it effective for the current year.

During 2002, the Executive Committee consisted of Ronald Maggard (prior to stepping down), Peter O’Hara and Daniel J. Dorsch and held one meeting. The Executive Committee has the authority between meetings of the Board, to take all actions with respect to the management of the Company’s business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board.

During 2002, the Compensation Committee, inclusive of the Stock Option Committee, consisted of Ronald Maggard (prior to stepping down), Peter C. O’Hara, and Burt Sugarman and held five meetings. Its principal function is to make recommendations to the Board of Directors with respect to compensation and benefits to be paid to officers, and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

During 2002, the Nomination Committee consisted of Peter C. O’Hara, Terry Christensen, Burt Sugarman and Willie D. Davis. During the 2002, the committee held one meeting. The Nomination Committee proposes a slate of directors for election by the shareholders at each annual meeting, and candidates to fill vacancies on the Board of Directors. The Nomination Committee will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company. See “Stockholder proposals for presentation at the 2003 Annual Meeting.”

Compensation of Directors

Directors who are our employees receive no extra compensation for their services as directors. Directors who are not employees receive a director’s fee of $2,500 per quarter. In addition, these independent directors receive $2,500 for each board meeting, $1,000 for each committee meeting they attend, plus out of pocket expenses. Non-employee directors also participate in the 1994 Stock Option Plan for Non-Employee Directors, which provides for the automatic grant to each non-employee director, upon election to the board of directors, of a non-qualified, ten-year option to acquire 8,333 shares of the common stock, with the subsequent automatic grant on the first day of each fiscal year thereafter of a non-qualified, ten-year option to acquire an additional 1,667 shares of common stock. All such options have an exercise price equal to the closing sale price of the common stock on the date of grant. One-fifth of each initial option granted pursuant to the plan before August 6, 1997 become exercisable on a cumulative basis on each of the first five anniversaries of the date of the grant of the option. One-third of each annual option granted pursuant to the plan before August 6, 1997 becomes exercisable on a cumulative basis on each of the first three anniversaries of the date of the grant of the option. Pursuant to a proposal approved by stockholders at the Annual Meeting in 1999, the Chairman of the Board received an option to purchase 40,000 shares, the Vice-Chairman received an option to purchase 20,000 shares and all other non-employee directors received options to purchase 10,000 shares of the Company’s common stock. Pursuant to a proposal approved by stockholders at the Annual Meeting in 2000, the Chairman of the Board received an option to purchase 125,000 shares, the Vice Chairman received an option to purchase 25,000 shares and all other non-employees directors received options to purchase 50,000 shares of the Company’s common stock. In February 2002, former Chairman of the Board of Directors, Mr. Maggard received options to purchase 50,000 shares of the Company’s common stock upon appointment as the Chairman. In December 2002, Mr. O’Hara received options to purchase 50,000 shares of the Company’s common stock upon appointment as the Chairman of the Board of Directors when Mr. Maggard stepped down. All Directors of the Board received options to purchase 25,000 shares of the Company’s common stock in February 2002. All options granted pursuant to this plan on or after August 6, 1997 are exercisable immediately upon grant. Options are exercisable whether or not the non-employee director, at the time of exercise, is a member of the Board of Directors, unless the director is removed for cause.

Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro LLP, a law firm in which Mr. Christensen is a named partner, performed legal services for the Company during 2002 and 2001 amounting to $24,000 and $45,000, respectively. Such services were related to the defense of certain litigation, compliance with securities laws and other business matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Based solely on a review of forms, reports and certificates filed with the Company by such persons, all Section 16(a) filing requirements were complied with by such persons in 2002.

The following table sets forth certain information as of March 24, 2003, relating to the beneficial ownership of the common stock by (a) all persons known by us to beneficially own more than 5% of the outstanding shares of the common stock, (b) each director, director nominee and executive officer and, (c) all officers and directors as a group. We had 12,274,486 shares outstanding as of March 24, 2003.

Name and Address of Benefical Owner(1)(2)(3)	Number of Shares Beneficially Owned(1)	Percentage of Shares Outstanding(4)
FleetBoston Financial Corporation 100 Federal Street, Boston, MA 02110	1,181,492	9.6%
Calm Waters Partnership 100 Heritage Reserve, Menomonee Falls, WI 53051	1,142,050	9.3%
GIANT GROUP, LTD. 9440 Santa Monica Blvd, #407, Beverly Hills, CA 90210	977,999	7.9%
Burt Sugarman(5)	1,274,340	10.1%
Daniel J. Dorsch(6)	574,797	4.6%
Peter C. O’Hara(7)	325,418	2.6%
Terry N. Christensen(8)	150,164	1.2%
Willie Davis(9)	148,923	1.2%
David Gotterer(10)	143,948	1.2%
Steven Cohen(11)	55,298	*
Adam Noyes(12)	36,793	*
Keith Sirois(13)	32,499	*
David Koehler(14)	13,048	*
All officers and directors as a group (12 persons)(15)	2,812,933	22.5%

*	Represents less than 1% of our outstanding common stock.
(1)	Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 24, 2003, upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 24, 2003 have been exercised.
(3)	Unless otherwise indicated, the address of each stockholder listed is 4300 West Cypress Street, Suite 600, Tampa, Florida 33607.
(4)	Percentage calculation assumes owners’ derivative securities exercisable within 60 days from March 24, 2003 have been exercised.
(5)	Includes 254,280 shares issuable upon the exercise of presently exercisable stock options. Includes 977,999 shares held by GIANT GROUP, LTD. Mr. Sugarman is Chairman of the Board and Chief Executive Officer of, and may be deemed to control, GIANT GROUP, LTD. Mr. Sugarman disclaims beneficial ownership of the GIANT GROUP, LTD. shares.
(6)	Includes 116,667 shares issuable upon the exercise of presently exercisable stock options.

(7)	Includes 308,335 shares issuable upon the exercise of presently exercisable stock options.
(8)	Includes 145,657 shares issuable upon the exercise of presently exercisable stock options.
(9)	Includes 148,923 shares issuable upon the exercise of presently exercisable stock options.
(10)	Includes 143,948 shares issuable upon the exercise of presently exercisable stock options.
(11)	Includes 51,637 shares issuable upon the exercise of presently exercisable stock options.
(12)	Includes 34,088 shares issuable upon the exercise of presently exercisable stock options.
(13)	Includes 30,000 shares issuable upon the exercise of presently exercisable stock options.
(14)	Includes 10,000 shares issuable upon the exercise of presently exercisable stock options.
(15)	Includes an aggregate of 1,296,869 shares issuable upon the exercise of presently exercisable stock options held by officers and directors of the Company. Also includes 977,999 shares beneficially owned by GIANT GROUP, LTD. See Footnote (5) above.

EXECUTIVE COMPENSATION

The following table is a summary of the compensation earned for the last three fiscal years for services in all capacities to each of the persons who qualified as a “named executive officer” under item 402(a)(3) of Regulation S-K.

	Annual Compensation					Long-Term Compensation
						Awards	Payouts
Name and Principal Position	Year	Salary	Bonus ($)	Other Annual Compen- sation ($)		Securities Underlying Options SARs (#)	LTIP Payouts ($)	All Other Com- pensation ($)
Daniel J. Dorsch Chief Executive Officer	2002 2001 2000	464,124 441,692 219,998	264,333 220,000 70,000	— — —		75,000 — 500,000	— — —	31,704 333 10,245	(1) (2) (3)

Steven Cohen Vice President, Human Resources	2002 2001 2000	148,499 145,904 134,968	68,900 71,428 7,000	— — —		30,000 30,000 15,000	— — —	2,264 82 243	(4) (2) (2)

David Koehler(5) Chief Financial Officer and Treasurer	2002 2001 2000	141,499 48,778 —	71,429 47,619 —	— 24,224 —	(6)	30,000 — —	— — —	182 20 —	(2) (2)

Adam Noyes Vice President, Purchasing and Operations	2002 2001 2000	118,679 125,000 107,984	75,400 71,428 7,000	— — —		30,000 30,000 15,000	— — —	6,538 6,364 2,190	(7) (8) (9)

Keith Sirois Vice President of Franchise Operations	2002 2001 2000	128,249 125,000 110,354	55,950 71,428 7,000	— 41,179 —	(6)	30,000 30,000 15,000	— — —	7,109 6,114 6,096	(10) (11) (12)

(1)	Consisting of automobile allowance ($3,725), matching stock purchases ($27,231) and term life insurance premiums ($748).
(2)	Consisting of term life insurance premiums.
(3)	Consisting of automobile allowance ($9,849) and term life insurance premiums ($396).
(4)	Consisting of matching stock purchases ($1,823) and term life insurance premiums ($441).
(5)	Mr. Koehler was appointed as our Chief Financial Officer on August 15, 2001.
(6)	Consisting of relocation expenses paid.
(7)	Consisting of automobile allowance ($5,224), matching stock purchases ($962) and term life insurance premiums ($352).
(8)	Consisting of automobile allowance ($6,300) and term life insurance premiums ($64).
(9)	Consisting of automobile allowance ($1,989) and term life insurance premiums ($201).
(10)	Consisting of automobile allowance ($5,833), matching stock purchases ($1,154) and term life insurance premiums ($122).
(11)	Consisting of automobile allowance ($6,050) and term life insurance premiums ($64).
(12)	Consisting of automobile allowance ($5,893) and term life insurance premiums ($203).

Employment Agreements

Effective November 20, 2000, we entered into an employment agreement with Daniel J. Dorsch, pursuant to which Mr. Dorsch serves as our Chief Executive Officer and as a Director. This agreement amended the 1999 employment agreement that we entered into with Mr. Dorsch. Under the terms of the November, 2000 employment agreement, we loaned $100,000 to Mr. Dorsch towards the exercise of the 100,000 stock options granted to him pursuant to the 1999 employment agreement at an exercise price of $1.28 per share. The loan, which bears interest at 5%, was payable by Mr. Dorsch in three equal principal installments, beginning on January 1, 2002. Mr. Dorsch paid the loan in full as of March 24, 2003. Mr. Dorsch’s term of employment is for three years, subject to renewal by us for one-year periods thereafter, at an annual base salary of $440,000. In each successive year of the term, the base salary shall be increased by 5% over the prior year’s base salary. Mr. Dorsch is also entitled to participate in our incentive bonus plans whereby Mr. Dorsch may be entitled to receive a bonus of up to 50% of his base salary, payable 50% in cash and 50% in our common stock. Mr. Dorsch is also entitled to participate in our benefit plans. Upon execution of the November, 2000 employment agreement, Mr. Dorsch was granted an option to purchase 400,000 shares of our common stock, which shall fully vest on November 20, 2003. Mr. Dorsch may be terminated at any time for cause. If Mr. Dorsch is terminated without cause, he will be entitled to receive his base annual salary, and any earned unpaid bonus, through the unexpired terms of the agreement, payable in a lump sum or as directed by Mr. Dorsch. Cause is defined as (i) a material default or breach under the agreement, (ii) the willful and habitual failure to perform duties under the agreement or corporate policies, or (iii) misconduct, dishonesty, insubordination or other act that has a direct substantial and adverse effect on our reputation or our relationships with our customers or employees.

Option Grants in Fiscal Year 2002

The following table sets forth information regarding options granted to the named executive officers during fiscal year 2002 pursuant to our stock option plans:

						Potential Realizable Rates of Stock Price Appreciation For Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date		5% ($)	10% ($)
Daniel J. Dorsch	25,000	3.66%	6.40	02/19/2012	(2)	100,623	254,999
	50,000	7.32%	10.80	04/08/2012	(3)	339,603	860,621
Steven Cohen	30,000	4.39%	10.80	04/08/2012	(3)	203,762	516,373
David Koehler	30,000	4.39%	10.80	04/08/2012	(3)	203,762	516,373
Adam Noyes	30,000	4.39%	10.80	04/08/2012	(3)	203,762	516,373
Keith Sirois	30,000	4.39%	10.80	04/08/2012	(3)	203,762	516,373

(1)	The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Exchange Act. We do not necessarily believe that these appreciation calculations are indications of annual future stock option values or that the price of our common stock will appreciate at such rates.
(2)	These options vested immediately on grant date.
(3)	One third of these options will vest on April 8, 2003, 2004 and 2005, respectively.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year End Option Values

Set forth below is information with respect to our common stock options exercised by the named executive officers during fiscal year 2002 and the number and value of unexercised stock options held by such executives at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized	Unexercised Options at FY-End (#)	In-the Money Options at FY-End ($)(1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Daniel J. Dorsch	—	—	100,000/475,000	$326,313/471,125
Steven Cohen	—	—	41,637/ 55,000	$100,313/ 38,625
David Koehler	—	—	0/ 30,000	$0/0
Adam Noyes	—	—	24,088/ 55,000	$59,258/ 38,625
Keith Sirois	833	6,248	20,000/ 55,000	$51,450/ 38,625

(1)	Based upon the difference between the exercise price and closing price of our common stock as reported on the NASDAQ National Market on December 30, 2002 of $6.41.

Transactions	with Management and Others

Pursuant to our current employment agreement with Mr. Dorsch, the Company accepted a $100,000 note on December 14, 2000, bearing interest at 5% per annum, in connection with the exercise of 100,000 stock options. The Company has received full repayment of the note as of March 24, 2003.

On January 9, 2003, the Company entered into a sublease agreement for a portion of the space leased for its executive offices to JNE, Inc., a Florida corporation solely owned by Daniel J. Dorsch, Chief Executive Officer of Checkers Drive-In Restaurants, Inc. The sublease for 3,285 square feet commences on March 1, 2003 and expires on February 29, 2008. The monthly rentals are $5,338 for the first year and increases by 3.5% each year. The Company also paid approximately $80,000 for charter aircraft services rendered by JNE, Inc. in fiscal 2002.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 30, 2002. All outstanding awards related to our common stock. Shares awarded under all of the following plans may be from the Company’s treasury or may otherwise be acquired in the open market.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,794,345	$6.00	4,469,333	(1)
Equity compensation plans not approved by security holders	—	$0.00	—

Total	2,794,345	$6.00	4,469,333

(1)	Includes shares of common stock of the Company authorized for awards under the 1991 and 2001 Stock Option Plans, the 1994 Stock Option Plan for Non-Employee Directors and includes no shares for the Company’s Employee Stock Purchase Plan, as these shares are purchased on the open market. For a summary of the terms of our stock option plans, see Note 11 of our consolidated financial statements in the Annual Report on Form 10-K.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As set forth in more detail in the charter, the Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent auditors about its annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its independent auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Committee oversees management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Committee met four times during fiscal year 2002.

In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting and reporting matters. Management advised the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

With respect to the Company’s independent auditors, the Committee, among other things, discussed with KPMG LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

/s/ David Gotterer, Chairman

/s/ Peter C. O’Hara

/s/ Willie D. Davis

REPORT OF THE COMPENSATION COMMITTEE

The following Report was prepared by the members of our compensation committee at the end of fiscal year 2002.

Annual compensation for all of our executive officers is determined by the compensation committee of our Board of Directors, subject to the terms of any applicable employment agreement negotiated between us and an executive officer. During fiscal year 2002, annual compensation was set with the intent of reasonably compensating the executive officers including the Chief Executive Officer, in line with industry norms, based upon the committee members’ subjective evaluation of each officer and his respective assigned responsibilities and individual performance. The committee also considered growth of the Company, earnings of the Company and increases in the cost of living.

During fiscal year 2002, awards of stock options under our 2001 Stock Option Plan to all executive officers and discretionary employees of the Company at the discretion of the members of the committee pursuant to the terms of the plan. In determining awards under the plan, the committee makes a subjective evaluation of individual responsibilities, past and anticipated potential individual productivity and performance and past and anticipated contributions to the profitability of the Company, both direct and indirect. The committee does not give particular weight to a specific factor or use a formula in determining awards under the plan. While not required under the terms of the plan, all existing stock options were granted with an exercise price at least equal to the market value of the stock at the time of the grant and generally include vesting periods which the committee believed would encourage the employee to remain with the company. The benefits derived from each stock option granted under the plan is directly attributable to a future increase in the value of the Company’s common stock.

We are required to disclose our policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for the purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal year 2002 will exceed the $1 million limit per officer. Our 1991 and successor 2001 Stock Option Plans were structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

COMPENSATION COMMITTEE MEMBERS

/s/ Burt Sugarman, Chairman

/s/ Peter C. O’Hara

COMPARISON OF FIVE YEAR TOTAL RETURN(1)

FOR CHECKERS DRIVE-IN RESTAURANTS, INC.(2), S&P 500 INDEX

AND PEER GROUP INDEX(3)

	1997	1998	1999	2000	2001	2002
Checkers Drive In Restaurants, Inc.	$100.00	38.46	21.74	37.85	62.87	65.47
S & P 500 Index	100.00	128.55	152.64	138.49	120.43	92.24
Peer Group	100.00	107.84	104.28	132.68	162.95	142.07

(1)	The foregoing graph assumes $100 invested on December 29, 1997, in the Company, the S&P 500 Index and a peer group made up of five companies in the same industry.
(2)	Total return is adjusted for a one-for-12 reverse stock split of the Company’s common stock in August 1999, and assumes reinvestment of any dividends for all companies.
(3)	The peer group consists of Wendy’s International, Sonic Corporation, Jack in the Box, Inc., CKE Restaurants, Inc. and Papa John’s International, Inc. The rate of return for the peer group is based upon their relative market capitalization as of April 2, 2003.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for executive compensation decisions. During fiscal year 2002, the committee was comprised of Messrs. Maggard, Sugarman and O’Hara. Mr. O’Hara, Chairman of the Board, as of March 24, 2003, beneficially owned approximately 2.64% of the outstanding shares, or options to purchase shares, of our common stock.

INDEPENDENT AUDITORS

The Company has engaged KPMG LLP as its independent auditors since becoming a publicly traded company. KPMG LLP reported on the consolidated financial statements of the Company for the fiscal year ended December 30, 2002 and it is currently anticipated that KPMG LLP will be selected by the Board of Directors to audit and report on the financial statements of the Company for the year ending December 29, 2003.

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 30, 2002 (the “2002 fiscal year”) and the reviews of the financial statements included in the Company’s Form 10-Q’s for the 2002 fiscal year totaled $234,889.

Financial Information Systems Design and Implementation Fees. There were no fees billed for professional services related to financial information systems design and implementation by KPMG LLP for the 2002 fiscal year.

All Other Fees. The aggregate fees billed for services rendered by KPMG LLP, other than for audit and information technology services, described in the preceding two paragraphs, totaled $25,100 for fiscal 2002. These other fees were primarily for statutory audits and other regulatory compliance reporting.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Company has engaged the firm of KPMG LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed KPMG LLP to report upon its financial statements for the fiscal year ending December 29, 2003, subject to ratification of such appointment by the stockholders at the Meeting. Stockholder ratification of the Company’s independent certified public accountants is not required by the Company’s By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote “FOR” such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR

PRESENTATION AT THE 2003 ANNUAL MEETING

The Board of Directors requests that any stockholder proposals intended for presentation at the 2004 Annual Meeting be submitted to Brian Doster, Secretary, in writing no later than March 1, 2004, for consideration for inclusion in the Company’s proxy materials for such meeting.

The Company’s By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders’ meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting us given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A stockholder’s notice with respect to a director nomination must set forth (i) certain information about the nominee, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made, (vi) a representation that such stockholder persons named, and (vii) certain other information.

The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2002. WRITTEN REQUESTS, ACCOMPANIED BY A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 11, 2003, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK, SHOULD BE DIRECTED TO CHECKERS DRIVE-IN RESTAURANTS, INC., 4300 WEST CYPRESS STREET, SUITE 600, TAMPA, FL 33607, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors,

Brian R. Doster

BRIAN R. DOSTER

Secretary

Dated: May 2, 2003

PROXY

CHECKERS DRIVE-IN RESTAURANTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – MAY 28, 2003

The undersigned hereby appoints Peter C. O’Hara and Daniel J. Dorsch, and each of them, proxies with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock of Checkers Drive-In Restaurants, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Company’s 2003 Annual Meeting of Stockholders to be held on May 28, 2003 (the “Meeting”), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement, Annual Report and Form 10-K.

— FOLD AND DETACH HERE —

ADMISSION TICKET

ANNUAL MEETING OF STOCKHOLDERS

OF

CHECKERS DRIVE-IN RESTAURANTS, INC.

MAY 28, 2003 @ 9:00 A.M, EASTERN DAYLIGHT SAVINGS TIME

TAMPA, FLORIDA

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Please mark your vote as indicated in this example ☒

DIRECTORS

Directors recommend: A vote for the election of the following nominees

1.	01 – David Gotterer, 02 – Burt Sugarman

For, except vote withheld from the following nominee:

PROPOSAL(S)

		FOR	AGAINST	ABSTAIN
2.	Ratify and approve the appointment of KPMG LLP as independent auditors	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE, FOR APPROVAL OF THE PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SIGNATURE	SIGNATURE

Date:	Date:

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.